Exhibit 32

COMMUNITYCORP

Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 Of The Sarbanes-Oxley Act of 2002

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002.

The undersigned, the Chief Executive Officer and Chief Financial Officer of Communitycorp (the “Company”), each certify that to his or her knowledge on the date of this certification:

1	The quarterly report of the Company for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 11th day of August 2003

/s/ W. ROGER CROOK
W. Roger Crook President and Chief Executive Officer

/s/ GWEN P. BUNTON
Gwen P. Bunton Vice President and Cashier

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